UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 12, 2003

FRESH CHOICE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-20792	77-0130849
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

485 Cochrane Circle Morgan Hill, California 95037
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 776-0799

Not Applicable
(Former name or former address, if changed since last report)

Item 4.  Changes in Registrant’s Certifying Accountant.

On March 12, 2003, Fresh Choice, Inc. (the “Company”) engaged the services of Grant Thornton LLP (“Grant Thornton”) as its new independent auditors for its fiscal year ended December 28, 2003.  The Company’s Audit Committee of the Board (the “Audit Committee”) authorized the engagement of Grant Thornton.

During the two most recent fiscal years of the Company ended December 29, 2002 and December 30, 2001, the Company did not consult with Grant Thornton regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)           Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRESH CHOICE, INC.

Date: March 14, 2003	By:	/s/David E. Pertl
David E. Pertl
Senior Vice President, Chief Financial Officer & Treasurer